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                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of the 1/st/ day of August, 2002, is entered into by and between Curis, Inc., a Delaware corporation (the "Company"), and Christopher U. Missling (the "Employee").

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on August 1, 2002 (the "Commencement Date") and ending on July 31, 2006 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4.

         2.    Position.

               (ii) The Employee shall serve as Senior Vice President, Finance and Strategic Planning and Chief Financial Officer of the Company. The Employee shall have duties and authority consistent with his position as Senior Vice President, Finance and Strategic Planning and Chief Financial Officer and as may be assigned from time to time by the President and Chief Executive Officer (the "President") and the Board of Directors of the Company (the "Board").


                       The Employee shall report to, and be subject to the supervision of, the President and the Board. The Employee agrees to devote his

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                       entire business time to the business and interests of the
                       Company during the Employment Period.

                (iii) The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

            3.  Compensation and Benefits.

                3.1 Salary. The Company shall pay the Employee, in periodic installments in accordance with the Company's customary payroll practices, a base salary of $225,000 per annum. Such salary shall be subject to annual review by the President and the Board.

                3.2 Bonus. The Employee's annual bonus shall be determined by the President and the Board and shall be based on the achievement of specific objectives established by the President and the Board. Such bonus shall be paid in the form of cash or additional shares of common stock of the Company (or options therefore), at the President's and Board's discretion.

                3.3 Fringe Benefits. The Employee shall be entitled to participate in all medical and other benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to four weeks paid vacation per year.

                       The Company will provide parking or reimbursement of the cost of a MBTA pass.

                       The Company will provide fully paid D & O insurance coverage for Employee

                3.4 Stock Options. The Company will grant Employee an option to purchase 200,000 shares of common stock of the Company, subject to approval by the Board of Directors at the first board meeting after August 1, 2002. The stock option will vest over four (4)

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        years with 25% vesting on Employee's anniversary of employment. The stock option will then vest at 6.25% per quarter over the remainder of the vesting period. Vesting of stock options is contingent upon Employee's continued employment with the Company. In the case of a Change of Control, even though no job of equal or comparable title and function is offered to Employee, all remaining options shall vest. The exercise price of the option will be fair market value as established by the Board of Directors. The determination of the exercise price shall be consistent with the policy of the Compensation Committee. The stock option will be evidence by an Option Agreement and will be subject to all the terms and provisions of the Option Agreement and the Plan. Employee will be granted an additional option to purchase 150,000 shares of common stock of the Company subject to approval by the Board of Directors at the next board meeting after August 1, 2002. The stock option will vest upon achievement of goals identified by the board and will be treated as a variable option and therefore subject to variable accounting. The exercise price of the option will be fair market value as established by the Board of Directors. The stock option will be evidenced by an Option Agreement and will be the subject to all the terms and provision of the Option Agreement Plan.

   3.5 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, receipts, vouchers and/or such other supporting information as the Company may request, provided, however, that the maximum amount available for such

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                                    travel, entertainment and other expenses may
                                    be fixed in advance by the President and the Board.

                               3.6  Relocation. A condition of Employee's
                                    employment by the Company is relocation of Employee's residence to the Boston area within a six months period unless otherwise mutually agreed. In connection with the Company shall reimburse Employee for reasonable expenses incurred in moving his principal residence to the Boston area. Eligible relocation includes airfare, car rental, and temporary housing and commuting expenses between Germany and the United States. The Company will refer Employee to a relocation specialist and moving company to assist in this process. Employee also shall be reimbursed the airfare for two overseas trips. Relocation assistance is taxable under IRS regulations and will be included in your W-2. Employee will receive a tax gross-up payment in an amount that after all Federal, state and local income taxes thereon shall equal the receipt of such reimbursement under this section.

                                    The Company agrees that Employee may stay in Germany during the first six months of the employment. The Company will reimburse airfare, car rental, and temporary housing and commuting expenses between Germany and the United States. The Company will pay reasonable costs of preparation of Employee's annual and estimated federal income tax {Massachusetts, State and Germany} and income tax returns for proper compliance with double taxation treaty.

                               3.7  Withholding. All salary and other
                                    compensation payable to the Employee shall be subject to applicable withholdings.

                 4.  Termination of Employment Period.

                            (a) The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the expiration of the Employment Period.

                            (b) The Company has the right to terminate the Employee's employment

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under this Agreement, by notice to the Employee in writing at any time (i) for
Cause (as defined below), (ii) without Cause for any or no reason, or (iii) due to the Disability (as defined below) of the Employee. Any such termination shall be effective upon the date of such notice to the Employee or such other date as may be specified in such notice.

          (c) Employee's employment under this Agreement shall terminate immediately upon the Employee's death.

          (d) The Employee shall have the right to terminate his employment under this Agreement (i) for any reason or no reason upon sixty (60) days' prior written notice to the Company or (ii) for Good Reason (as defined below) upon thirty (30) days' prior written notice specifying such Good Reason.

          (e) As used in this Agreement, the terms below shall have the following meanings:

              (i) "Cause" shall mean (a) a good faith finding by the Company that (i) the Employee has breached this Agreement and has failed to remedy such failure within thirty (30) days after notice thereof to the Employee, or (ii) the Employee has engaged in dishonesty, gross negligence or misconduct, or
(b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

              (ii) "Good Reason" shall mean (a) any significant diminution in the Employee's position, duties, power or title; (b) any reduction in his annual base salary; (c) any material breach by the Company of this Agreement which is not cured within thirty (30) days after notice of such breach by the Employee to the Company; or (d) the failure of the Company to obtain a reasonably satisfactory agreement from any successor to the business of the Company to assume and agree to perform this Agreement, as contemplated by Section 10 below.

              (iii) "Disability" shall be deemed to occur if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of his duties with the Company for six (6) consecutive months.

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     5.   Immigration. The Company shall process the request for Employee's Visa
(H-1B) and for Green Card status. All costs including, but not limited to filing fees, legal fees, travelling and other expenses shall be either paid or reimbursed by the Company.

     6.   Compensation upon Termination.

          (a) If the Employment Period is terminated (i) by the Company without Cause, or (ii) by the Employee for Good Reason, then the Company shall (A) pay to the Employee his base salary accrued through the date of termination, and (B) pay to the Employee, or his estate, in equal bi-weekly installments over a six-month period following such termination, a severance amount equal to six months of his base salary as in effect as the time of termination.

          (b) If the Employment Period is terminated (i) by the Company for Cause, (ii) by the Employee without Good Reason or (iii) due to the death or Disability of the Employee, the Company shall pay to the Employee his base salary accrued through the date of termination.

          (c) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise.

     7. Notices. All notices, instructions, demands, claims, requests and other communications given hereunder or in connection herewith shall be in writing. Any such communication shall be sent either (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

                             To the Company:  Curis, Inc.
                                              61 Moulton Street
                                              Cambridge, Massachusetts 02138
                                              Fascimile: (617) 503-6501
                                              Attention: Chief Executive Officer

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                    To the Employee:    Christopher U. Missling

Either party hereto may give any notice, instruction, demand, claim, request or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such communication shall be deemed to have been duly given unless and until it actually is received by the party for which it is intended. Either party hereto may change the address to which notices, instructions, demands, claims, requests and other communications hereunder are to be delivered by giving the other party hereto notice in the manner set forth in this Section 6.

     8. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     9. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

     10. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     11. Successors and Assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     12.  Miscellaneous.

          12.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          12.2 The captions of the sections of this Agreement are for convenience

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     of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          12.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                    CURIS, INC.


                                    By: /s/ Daniel R. Passeri
                                        ---------------------
                                    Name: Daniel R. Passeri
                                    Title: President and Chief Executive Officer


                                    EMPLOYEE


                                    /s/ Christopher U. Missling
                                    ---------------------------
                                      Christopher U. Missling